                                                            Hollywood Park, Inc.
                                                                   Exhibit 10.41
                                                              Form 10-K for 1997



                                     LEASE


                                by and between

            CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC


                    a California limited liability company,

                                 as "Landlord"

                                      and

                      CALIFORNIA CASINO MANAGEMENT, INC.

                           a California corporation,

                                  as "Tenant"


                           Dated:  December 19, 1997

                               TABLE OF CONTENTS
                               -----------------

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LEASE...................................................................     1

RECITALS................................................................     1

Article 1.   LEASE OF PREMISES..........................................     1

1.01  Premises..........................................................     1

1.02  Landlord's Obligations............................................     1

Article 2.   TERM; POSSESSION; ACCEPTANCE...............................     2

2.01  Term..............................................................     2

2.02  Termination Right.................................................     2

2.03  Possession........................................................     3

2.04  Acceptance of Premises; Premises Remodeling.......................     3

Article 3.   RENT.......................................................     4

3.01  Monthly Rent......................................................     4

3.02 Security Deposit...................................................     4

3.03  Legal Tender......................................................     5

3.04  Additional Rent; Rent Defined.....................................     5

3.05  Interest on Late Payments.........................................     5

Article 4.   RECORDS AND ACCOUNTING.....................................     6

4.01  Records...........................................................     6

4.02 Monthly Reports....................................................     6

4.03 Audited Financial Statements.......................................     6

4.04 Landlord's Right to Audit..........................................     6

Article 5.   USE AND OPERATION OF PREMISES..............................     7

5.01  Specific Use of Premises..........................................     7

5.02  Conduct of Business...............................................     7

5.03 Compliance with Restrictions and Laws..............................     8

5.04  Independent Business..............................................     8

Article 6.   MAINTENANCE, REPAIRS AND ALTERATIONS.......................     8

6.01  Tenant's Obligations to Repair....................................     8

6.02  Landlord's Option to Make Major Repairs...........................     9
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6.03  Damage to Premises................................................     9

6.04  Repair of Damage; Rent Abatement..................................    10

6.05  Alterations; Improvements; Additions..............................    10

6.06  Ownership of Improvements, Fixtures, Furnishings and Equipment....    11

6.07  Mechanic's Liens..................................................    11

Article 7.   INSURANCE, EXONERATION AND INDEMNITY.......................    12

7.01  Liability Insurance...............................................    12

7.02  Property Insurance................................................    12

7.03  Tenant's Property Insurance.......................................    13

7.04  Landlord's Insurance..............................................    13

7.05  Insurance Policies................................................    13

7.06  Waiver of Subrogation.............................................    14

7.07  Exoneration and Indemnity.........................................    15

Article 8.   ASSIGNMENT, SUBLETTING, HYPOTHECATION......................    15

8.01  Consent Required..................................................    15

8.02  Indirect Transfers................................................    16

8.03  Obligations of Transferees and Subtenants.........................    16

8.04  Continued Liability; No Waiver....................................    17

8.05  Transfer of Landlord's Interest...................................    17

8.06  Limitation on Landlord's Interest as to Transferees...............    17

Article 9.   EMINENT DOMAIN.............................................    18

9.01  Effect on Lease...................................................    18

9.02  Award.............................................................    19

9.03 Rebuilding.........................................................    19

Article 10.  TENANT'S BREACH; LANDLORD'S REMEDIES.......................    19

10.01  Tenant's Breach..................................................    19

10.02  Landlord's Remedies..............................................    20

10.03  Right to Cure Tenant's Default...................................    21

10.04  Landlord's Remedies Not Exclusive................................    22

10.05  Right to Rents, Issues and Profits...............................    22
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10.06  Receipt of Rents.................................................    23

Article 11.  LANDLORD'S DEFAULT; TENANT'S REMEDIES......................    23

11.01  Landlord's Default...............................................    23

11.02  Tenant's Remedies................................................    23

11.03  Tenant's Remedies Not Exclusive..................................    23

11.04  Payment of Rents.................................................    23

Article 12.  MORTGAGE OF LANDLORD'S INTEREST............................    24

12.01  Subordination....................................................    24

12.02  Tenant's Obligations With Respect to Landlord's Mortgage.........    24

12.03  Definition of Landlord's Mortgage and Landlord's Mortgagee.......    24

Article 13.  OPERATING EXPENSES.........................................    24

13.01  Definitions......................................................    24

13.02  Survival.........................................................    25

Article 14.  TAXES AND OTHER CHARGES....................................    26

14.01  Tenant's Taxes...................................................    26

Article 15.  UTILITY AND OTHER SERVICES.................................    26

15.01  Utility Charges..................................................    26

15.02  Compliance With Governmental Regulations.........................    26

15.03  Security; Landlord Nonresponsibility; Indemnity..................    27

Article 16. GENERAL PROVISIONS..........................................    27

16.01  Estoppel Certificates............................................    27

16.02  Landlord's Right of Entry........................................    28

16.03  Waiver...........................................................    28

16.04  Surrender of Premises; Holding Over..............................    29

16.05  Notices..........................................................    29

16.06  Partial Invalidity; Construction.................................    30

16.07  Captions.........................................................    30

16.08  Short Form Lease.................................................    30

16.09  Brokers' Commissions.............................................    30
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16.10  Attorneys' Fees..................................................    30

16.11  Counterparts.....................................................    31

16.12  Sole Agreement...................................................    31

16.13  Successors and Assigns...........................................    31

16.14  Time is of the Essence...........................................    31

16.15  Survival of Covenants............................................    31

16.16  Landlord's Consent or Approval...................................    31

16.17  Joint and Several Obligations....................................    32

16.18  No Offer.........................................................    32

16.19  Corporate Resolution.............................................    32
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

                                     LEASE


     THIS LEASE is made and entered into this 19th day of December, 1997, by and between CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company, hereinafter called "Landlord", and CALIFORNIA CASINO MANAGEMENT, INC., a California corporation, hereinafter called "Tenant".

                                   RECITALS
                                   --------

     A. Landlord is the owner of that certain real property in the City of Compton, California (the "City"), which property is more particularly described on Exhibit A attached hereto (the "Property").

     B. Landlord has constructed on the Property a casino card club known as Crystal Park Casino (the "Card Club"). Landlord has also constructed a hotel on the Property ("Hotel").

     C. Landlord desires to lease the Card Club to a licensed card club operator, together with all fixtures, furniture, equipment and supplies required to operate a card club, until it can obtain its own license to operate the Card Club.

     D. Tenant is a California corporation. Leo Chu, the sole shareholder of Tenant, is in the process of being licensed by the State of California and the City to operate the Card Club.


                                  Article 1.
                               LEASE OF PREMISES
                               -----------------


    1.01  Premises
          --------

          (a) Subject to the terms and conditions and reservations provided herein, Landlord hereby grants, demises and leases to Tenant, and Tenant hereby hires from Landlord, the Card Club and all fixtures, furniture, equipment, supplies and all replacements thereof necessary to operate the Card Club (collectively, the "Premises").

          (b) This Lease is subject to the terms, covenants and conditions herein set forth and each party covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

    1.02  Landlord's Obligations
          ----------------------

          Prior to the Commencement Date, as that term is hereinafter defined, Landlord shall, to Tenant's reasonable satisfaction, fully improve, equip, fixture, furnish and provide all necessary supplies for the Premises, at Landlord's sole cost and expense, to enable Tenant to operate the Card Club on the Premises in a first class manner. The performance of Landlord's obligations under this Section 0 shall comply with any and all Applicable Laws (as hereinafter defined) and shall be at Landlord's sole cost and expense.


                                  Article 2.
                         TERM; POSSESSION; ACCEPTANCE
                         ----------------------------


     2.01  Term
           ----

     The term of this Lease shall commence on the date upon which Tenant opens the Card Club for business to the general public (the "Commencement Date") and shall continue until midnight on the date forty eight (48) months after the Commencement Date (the "Expiration Date") unless sooner terminated pursuant to any provision hereof (the "Term" or "the term of this Lease"). Upon determination of the actual Commencement Date, Landlord and Tenant mutually will execute a written instrument specifying the Commencement Date and the Term.

    2.02  Termination Right
          -----------------

     (a) Tenant and Landlord agree that at any time after the date hereof, should Landlord or any Affiliate (as hereinafter defined) of HP/Compton, Inc., a California corporation ("HPC") become eligible to be licensed to operate a card club in the State of California, and if all necessary state and local governmental approvals are first obtained, then Landlord shall cause that certain Crystal Park Hotel and Casino Development Company Operating Agreement (the "Operating Agreement") to be amended to provide that: (i) Tenant shall be admitted as a member of the Landlord; (ii) Tenant's interest in the Landlord will equal ten percent (10%). At the time of Tenant's admission, the capital accounts of Landlord's existing members shall be booked at fair market value. Distributions shall be in proportion with percentage ownership interests. In such event, this Lease shall terminate and from and after such termination, the use of the Premises shall be governed by the terms of the Operating Agreement; provided, however, that the foregoing shall in any event be subject to the following conditions and limitations;

          (1) This Lease may not be terminated, and the Operating Agreement shall not be amended, until such time as the following conditions have been satisfied;

               (A) the City has taken all actions legally necessary to approve Landlord or an Affiliate as the owner of an interest in the Card Club operated by Tenant on the Premises and otherwise approves the partial transfer of ownership of the Card Club that would be effected by entering into the Operating Agreement;

               (B) such transfer is in compliance with all applicable provisions of the Compton Municipal Code, as amended from time to time; and

               (C) Landlord (or an Affiliate) is eligible under the laws of the State of California to own an interest in and otherwise participate in the Card Club and has been duly licensed by the Attorney General of the State of California to own such interest.

          (2) Unless and until all appropriate governmental approvals as described above have been obtained and Tenant has executed the Operating Agreement and the amendment to the Operating Agreement contemplated herein, the amendment shall be of no force or effect.

          (3) For the purposes of this Lease, the term "Affiliate" means any parent corporation, subsidiary or brother-sister corporation of HPC or any entity owned or controlled by Landlord or any individual or entity which owns or controls Landlord, HPC or any parent corporation, subsidiary or brother-sister corporation of HPC, including, without limitation, Hollywood Park Operating Company.

          (4) Tenant hereby covenants and agrees to use its best efforts to ensure that no provisions of the Compton Municipal Code are enacted that would preclude or limit the rights of Landlord or an Affiliate to become an owner and operator of the Card Club and further agrees to fully cooperate with Landlord and the City in Landlord's efforts to become licensed as such owner and operator.

     (b) The failure by Tenant at any time to be licensed under state or local law to operate a card club or the disqualification of Tenant as such card club operator for any reason, including a suspension of license which continues for a period of five (5) days, shall constitute an Event of Default (as defined in Section 10.01). Tenant and Landlord agree that in such event, in addition to and not in limitation of Landlord's remedies under Article 10, Landlord shall have the right to terminate this Lease without liability upon written notice to Tenant and thereafter this Lease shall be of no further force or effect.

     (c) Notwithstanding anything contained in subparagraph 2.02(a) above, Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord in the event Tenant's use of the Premises produces insufficient funds to pay monthly rent as set forth in paragraph 3.01 below, after Tenant has made all payments of operating expenses, including payment of any loans or lines of credit related to the operation of the Card Club and prior to any distribution of revenue to Tenant.

     2.03  Possession
           ----------

     Any access to or possession of the Premises by Tenant prior to the commencement of the Term shall be on and subject to all of the terms, provisions, covenants and conditions of this Lease except that no Rent shall be due and except as otherwise expressly herein provided. Landlord shall not have any control over Tenant and shall not direct or control the operation of the business of the Card Club on the Premises throughout the Term of this Lease or any extension thereof.

     2.04  Acceptance of Premises; Premises Remodeling
           -------------------------------------------

     All improvements constructed and maintained by or under the direction of Landlord or its Affiliates shall be constructed and maintained in accordance with "Applicable Laws," as that term is defined in Section 0 hereof. Tenant agrees to accept the Premises subject to (i) all Applicable Laws regulating or in any manner applicable to any use or occupancy thereof by Tenant (as limited by this Lease); (ii) the provisions of that certain Amended and Restated Disposition and Development Agreement, Agreement of Purchase and Sale and Lease with Option to Purchase, dated April 4, 1995, between Landlord and the Community Redevelopment Agency of the City, as amended (the "DDA"); and (iii) all liens, encumbrances, easements, rights of way, covenants, conditions, restrictions, servitudes, licenses and other matters of record or which have been disclosed in writing to Tenant prior to the execution of this Lease. By execution of this Lease, Tenant is not assuming any liability with respect to any failure of the predecessor tenant to comply with the terms of its lease, including, without limitation, with respect to any maintenance and repair obligations.


                                  Article 3.
                                     RENT
                                     ----

     3.01  Monthly Rent
           ------------

     (a) Tenant shall pay to Landlord as Monthly Rent the amounts set forth in the following schedule:


          Month                           Monthly Rent
          -----                           ------------

          1-6                               $100,000
          7-18                              $350,000
          19-48                             $550,000


The Monthly Rent shall be paid in arrears for the immediately preceding month on or before the last day of each calendar month during the term hereof, without any deduction or offset, prior notice or demand. Tenant's obligation to pay Monthly Rent shall commence on the Commencement Date. If the Commencement Date shall be a day other than the first day of the calendar month, or, if the Term shall end on any day other than the last day of the calendar month, then the Monthly Rent for the first and/or last partial calendar month of the Term, as the case may be, shall be prorated on a daily basis. This is a "Triple Net Lease," it being understood that Landlord shall receive the Monthly Rent free and clear of any and all Operating Expenses and any and all charges and expenses of any nature whatsoever incurred by Landlord or Tenant in connection with the ownership and operation of the Premises.

     3.02    Security Deposit
             ----------------

     Prior to the Commencement Date, Tenant shall provide Landlord with a cash deposit in an amount equal to one month's rent as security for Tenant's faithful performance of the provisions of this Lease (the "Security Deposit"). If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord shall unilaterally have the right to use such cash deposit, or any portion thereof, to cure such default or compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall, immediately on demand, pay to Landlord a sum equal to that portion of the Security Deposit expended or applied by Landlord which was provided for in this paragraph so as to maintain the Security Deposit in a sum equal to one month's rent. Landlord shall not be required to keep the Security Deposit separate from its general account nor shall Landlord be required to pay any interest on the Security Deposit. If Tenant performs all of Tenant's obligations under this Lease, the Security Deposit, or that portion thereof which had not been previously applied by Landlord, shall be returned to Tenant by Landlord, within fourteen (14) days after the expiration of the term of this Lease or after Tenant has vacated the Premises, whichever is later. Any time the Monthly Rent increases during the term of this Lease, Tenant shall, without notice, deposit additional monies with Landlord in order to maintain the Security Deposit equal to one month's Monthly Rent. Failure to maintain the Security Deposit shall be deemed a monetary Event of Default.

     3.03  Legal Tender
           ------------

     Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America, without demand, offset or deduction.

     3.04  Additional Rent; Rent Defined
           -----------------------------

     (a) In addition to the Monthly Rent, Tenant shall also pay as additional rent other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant under the provisions of this Lease whether or not the same shall be designated as Additional Rent. In the event of nonpayment of any Additional Rent when due, Landlord shall have all of the rights and remedies provided hereunder or by law for the nonpayment of rent.

     (b) As used in this Lease, the term "Rent" shall include Monthly Rent for the Premises and Additional Rent.

     3.05  Interest on Late Payments
           -------------------------

     Any Rent or other amounts due from Tenant to Landlord hereunder which are not paid within five (5) days of when due shall bear interest at a rate (the "Agreed Rate") equal to two percent (2%) per annum in excess of the "reference rate" as announced by Bank of America, NT&SA, Los Angeles main office, as such rate may change from time to time, from the date due until the date paid, regardless of whether a notice of default or any other notice is given by Landlord; provided, however, if such rate is greater than the maximum rate of interest then permitted to be charged by law, the Agreed Rate shall be the maximum rate of interest then permitted to be charged by law. In the event that Bank of America, NT&SA, shall cease to exist or shall cease to announce a "reference rate" (or equivalent prime rate) or shall cease to have a Los Angeles office, there shall be substituted such alternative bank, alternative rate or alternative office as Landlord shall select. Acceptance of interest by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies.

                                  Article 4.
                            RECORDS AND ACCOUNTING
                            ----------------------


     4.01  Records
           -------

     For the purposes of ascertaining compliance by Tenant of its obligations under Article 5 hereof, Tenant agrees to prepare and keep or cause to be prepared and kept on the Premises (or at such other location approved by Landlord, which approval shall not be unreasonably withheld) for a period of not less than thirty-six (36) months following the end of the Term adequate records which shall show all receipts at the Premises, as well as all charges, fees, costs, taxes, impositions, expenses and other sums paid or required to be paid by Tenant in connection with its operation of the Premises ("expenses") and other information reasonably requested by Landlord from all sales and other transactions on the Premises by Tenant and by all Subtenants (as hereinafter defined) in the event Landlord were to approve any other Subtenancy (as hereinafter defined). The requesting or obtaining of information by Landlord shall not be deemed to make Landlord responsible for verifying the accuracy of any such information or make the Landlord responsible for compliance of Tenant's obligations under Articles 3 and 5, which shall remain the obligations of Tenant.

     4.02   Monthly Reports
            ---------------

     Tenant shall submit to Landlord on or before the fifteenth (15th) day following the end of each calendar month during the Term (including the 15th day of the calendar month following the end of the Term), a written statement of income and expense signed by Tenant, and certified by it (or if Tenant is a corporation or a partnership, by a duly authorized corporate officer or general partner of Tenant) to be true and correct, showing in reasonable, accurate detail the amount of Tenant's receipts, expenses and other information requested pursuant to Section 4.01 for the immediately preceding period. The certification of each such statement shall be satisfactory to Landlord in scope and substance and without qualification except as may be expressly permitted by Landlord. The statements referred to herein shall be in such form and style and contain such details and breakdown as Landlord may reasonably determine.

     4.03   Audited Financial Statements
            ----------------------------

     Promptly following the end of each calendar year, Tenant shall cause to be conducted, at its sole cost and expense, an annual audit of its books and records by Arthur Andersen & Co., Inc. or such other "Big Six" accounting firm selected by Tenant and acceptable to Landlord.

Within sixty (60) days after the end of each such calendar year, Tenant shall deliver audited financial statements for the business conducted at the Premises, certified without qualification by such auditors. Such audited financial statements shall be the conclusive determination for all calculations required under Article 3.

     4.04  Landlord's Right to Audit
           -------------------------

     If Tenant omits to prepare and deliver promptly any statement, report or financial statements required by the provisions of this Article 4, Landlord shall have the right, in addition to all other rights available to Landlord upon Tenant's default, to make, or cause to be made, an audit of all books and records of Tenant and any Subtenants, including their respective bank accounts which in any way pertain to or show Tenant's activities, and to prepare, or cause to be prepared, the statement, report or financial statements which Tenant has failed to prepare and deliver; Tenant shall give Landlord and its designated representatives access to such books and records at all reasonable times for purposes of making any such audit and preparing any such statement, report or financial statements. Such audit shall be made and such statements and reports shall be prepared by a person or persons selected by Landlord. The statements or reports so prepared shall be conclusive on Tenant, and Tenant shall pay all expenses of the audit and other costs incurred by Landlord in connection therewith. If any such audit shall disclose any willful inaccuracy of Tenant, such inaccuracy shall constitute an incurable breach of this Lease.

                                  Article 5.
                         USE AND OPERATION OF PREMISES
                         -----------------------------

     5.01  Specific Use of Premises
           ------------------------

     Tenant shall use and occupy the Premises as the Card Club and for no other use or purpose.

     5.02  Conduct of Business
           -------------------

     (a) Landlord and Tenant acknowledge that Tenant's obligation to operate a business in conformance with this Article 5 is a material inducement to Landlord to enter into this Lease, without which Landlord would not have entered into this Lease. Accordingly, except as expressly provided elsewhere herein, Tenant agrees to conduct business continuously at the Premises during the entire Term of this Lease, except when prevented from doing so by reason of the acts or omissions of Landlord or any Affiliate, strikes, lockouts, casualty damage, the order of any governmental agency having jurisdiction over the Premises and/or the conduct of Tenant's business therein or other reasons (other than financial inability) beyond Tenant's reasonable control or during such periods that alterations or repairs are being made to the Premises which make it impracticable to keep the Premises open. Tenant agrees that, commencing with the Commencement Date and continuing for the remainder of the Term, Tenant shall be open for business on a 24-hour a day basis except to the extent prohibited by law. Tenant shall at all times actively and diligently operate its business on the Premises in a commercially reasonable manner.

     (b) In the event that Landlord consents to any subleasing, Tenant shall cause all Subtenants to comply with all of the requirements of this Section 0 to the same extent as if each such Subtenant were the Tenant hereunder.

     (c) Tenant shall at all times during the Term of this Lease remain fully licensed as a "card club operator" in good standing.

     5.03 Compliance with Restrictions and Laws
          -------------------------------------

     Tenant shall, at its sole cost, comply with all of the requirements of all covenants, conditions and restrictions of record applicable to the Premises or any part thereof and shall faithfully observe all such covenants, conditions and restrictions. Tenant shall, at its sole cost, comply with all federal, state and local laws, regulations, rules, ordinances, zoning variances, conditional use permits and orders now in force or which may hereafter be in force applicable to Tenant, any Subtenant, the Premises, and/or the use or occupancy of the Premises or the conduct of business therein or thereon, including all applicable provisions of the DDA and any other governmental agreement governing the Premises ("Applicable Laws"). Tenant acknowledges that it is familiar with such conditions, and agrees that all of such conditions (and all additional conditions which may be imposed in the future) constitute "Applicable Laws" within the meaning of this Lease. Tenant shall cause any Subtenants to comply with and observe all such covenants, conditions, restrictions and Applicable Laws.

     5.04  Independent Business
           --------------------

     By this Lease, neither party acquires any right, title or interest in or to any property of the other party except such rights as are specifically stated in this Lease. The relationship between Landlord and Tenant is solely that of landlord and tenant, and is not and shall not be deemed to be a partnership or joint venture.

                                  Article 6.
                     MAINTENANCE, REPAIRS AND ALTERATIONS
                     ------------------------------------

     6.01  Tenant's Obligations to Repair
           ------------------------------

     Tenant shall at its sole cost and expense, maintain in clean and safe condition, and make all repairs and replacements to the Premises and every part thereof, structural and non-structural, so as to keep, maintain and preserve the Premises in first class condition and repair, including, without limitation, the roof, the foundation, the heating, ventilation and air conditioning system ("HVAC"), elevators, if any, all plumbing and sewage facilities, fire sprinklers, electrical and lighting facilities, systems, appliances, and equipment within the Premises, fixtures, interior and exterior walls, floors, ceilings, windows, doors, entrances, all interior and exterior glass (including plate glass), and skylights located within the Premises, and all sidewalks, service areas, parking areas and landscaping comprising part of the Premises. All repairs and replacements required to be made by Tenant shall be made promptly with new materials of like kind and quality to those used in the original construction of the Premises. If the repair or replacement work affects the structural parts of the Premises, or if the estimated cost of any item or repair or replacement exceeds $10,000, then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, and materials to be used. Any such work shall be performed by Landlord's contractor or by such contractor as Tenant may choose from an approved list to be submitted by Landlord. Landlord shall have the right to make any repairs or replacements which are not promptly made by Tenant and charge Tenant, as Additional Rent, for the cost thereof together with interest thereon at the Agreed Rate from the date of payment thereof by Landlord. Without limiting any of Tenant's obligations hereunder, during the Lease Term Tenant, at its expense, shall obtain and keep in force an HVAC service contract and a roof maintenance program satisfactory to Landlord. Tenant hereby waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941 and 1942 of the California Civil Code, and any similar or successor statute or law. Notwithstanding anything to the contrary contained herein, Landlord shall exercise its rights under any guaranties or warranties relating to the original construction of the Premises if the need to make repairs arises due to a defect therein; provided, however, Landlord shall not have any liability or be required to expend any funds if such guaranties or warranties are not honored by the makers hereof.

     6.02  Landlord's Option to Make Major Repairs
           ---------------------------------------

     Notwithstanding anything to the contrary herein, in lieu of Tenant making any repairs to or replacements of the structural roof, exterior or load-bearing walls or foundation, or any replacement or resurfacing of the parking area, which Tenant would otherwise be obligated to make pursuant to Section 6.01 hereof, Landlord instead may elect to perform any or all such repairs or replacements itself, in which case Tenant shall pay to Landlord the full cost thereof within 15 days after Landlord's submission of a bill therefor.

     6.03  Damage to Premises
           ------------------

     In the case of damage to or destruction of the Premises by fire or other casualty, Tenant's rental obligation shall continue as provided in Article 3 above to the extent of rental loss insurance and/or business interruption insurance proceeds, and Tenant shall rebuild and restore such casualty damage, unless Tenant elects to terminate the Lease pursuant to the further terms of this Article 6. In the event that Tenant undertakes any restoration and/or repair work, such work shall be done in accordance with the provisions of
Section 6.05 hereof and Landlord shall make the casualty insurance proceeds available to Tenant for that purpose.

     If the Premises are damaged to the extent that Tenant is unable to operate a first class card club therein and such damage cannot be repaired within one hundred eighty (180) days from the date of damage, Tenant may terminate this Lease by giving written notice to Landlord no later than ten (10) days after the date of occurrence of such damage. In the event either party duly elects to terminate this Lease, this

Lease shall be deemed to have been terminated as of the date of occurrence of such damage and neither party shall have any further liability under this Lease except for the provisions herein, which by their terms survive the expiration or earlier termination of this Lease.

     6.04  Repair of Damage; Rent Abatement
           --------------------------------

     (a)   If this Lease is terminated pursuant to any of the provisions of
Section 6.03 hereof, the Monthly Rent, Additional Rent and other payments provided for herein shall be paid by Tenant through the date that Tenant closes the Card Club and all rents and other payments made by Tenant to Landlord shall be appropriately prorated through the date of such closure.

     6.05  Alterations; Improvements; Additions
           ------------------------------------

     Tenant shall not make or permit the making of any alterations, improvements, additions or installations ("Alterations") in, on or about the Premises without Landlord's prior written consent and unless and until the drawings, plans and specifications for such Alteration shall have been first submitted in triplicate to and approved by Landlord and, if required, by any and all mortgagees of Landlord. Landlord's approval to any such Alteration shall not be unreasonably withheld or delayed.

     Landlord, acting reasonably, may, as a condition to its consent pursuant to this Section 6.05, require Tenant to furnish Landlord, prior to the commencement of any work that could constitute the basis for a mechanic's lien on the Premises and before any building materials are delivered to the Premises, with a bond by a responsible surety company licensed to do business in California, in a form and with a company satisfactory to Landlord, in an amount equal to one and one-half times the estimated cost of the work to be done and the materials to be supplied, such bond to remain in effect until all such costs shall have been fully paid and the improvements fully insured by Tenant as herein provided. Such bond, if required, shall secure completion by Tenant, or on its default by the surety, of all work free from any and all liens of contractors, subcontractors, materialmen, laborers or others and shall defend and indemnify Landlord from and against any loss, damage or liability in any manner arising out of or connected with such work. Landlord may also impose additional reasonable conditions upon its consent pursuant to this Section 6.05, including, but not limited to, a requirement that any work be supervised by a qualified engineer or architect approved by Landlord and that appropriate "builder's risk" insurance be obtained.

     Any Alterations made in, on or about the Premises by or at the direction of Tenant (or any Subtenant), shall be made and completed with due diligence, in a good and workmanlike manner, in strict compliance with the requirements of all Applicable Laws and all conditions of Landlord's consent. Tenant agrees to carry such insurance as required by Section 7.02 hereof covering each and every such Alteration.

     So long as there exist any restrictions on the square footage of improvements on the Property, Tenant shall not, under any circumstances, do anything which would increase the square footage of the Premises.

     6.06  Ownership of Improvements, Fixtures, Furnishings and Equipment
           --------------------------------------------------------------

     All improvements, alterations, additions and installations constructed, installed, affixed or otherwise made in, on or about the Premises by or at the direction of either Landlord or Tenant (or any Subtenant) at any time prior to or during the term of this Lease, including, without limitation, any and all carpeting, floor coverings, wall coverings, lighting and hardware fixtures, window treatments and ceilings, trade fixtures whether or not permanently affixed to the Premises, furniture, business equipment and stock in trade, shall at once become a part of the realty, if applicable and, in any event belong to Landlord, without any obligation on the part of Landlord to compensate Tenant or any other person therefor. Any damage to the Premises resulting from the removal of any items permitted or required to be removed by Tenant hereunder shall be promptly repaired by Tenant at its sole cost and expense.

     6.07  Mechanic's Liens
           ----------------

     Tenant shall promptly pay and discharge all claims for work or labor done or goods or materials furnished by third parties, at the request of Tenant or any Subtenant and shall keep the Premises free and clear of all mechanic's and materialman's liens in connection therewith. If any mechanic's or materialman's lien is filed for work done on behalf of Tenant or any Subtenant at, or materials supplied to, the Premises by a third party, Tenant shall remove such lien by payment or bond (regardless of whether Tenant contests the claim made by the person asserting such lien and regardless of whether such claim is valid or has any basis in fact or law) not later than fifteen (15) days after written demand for such removal is made by Landlord. If Tenant shall fail to discharge any such lien within such 15-day period, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, take such action or pay such amount as Landlord, in its sole discretion, shall deem appropriate to remove such lien, and Tenant shall pay to Landlord as Additional Rent all amounts (including attorneys' fees) paid or incurred by Landlord in connection therewith within five (5) days after demand by Landlord, together with interest at the Agreed Rate from the date of payment by Landlord. Notwithstanding the foregoing, Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately upon demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code (S) 3143 or any similar or successor statute and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

     Except for Landlord's express obligations relating to the improvement, maintenance and repair of the Premises, nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied, to or for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof by any person or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to assert any lien against Landlord's interest in any property. Landlord shall have the right to post and keep posted at any and all times on the Premises any notices for the protection of Landlord and the Premises from any such lien. Tenant shall, before the commencement of any work, or the delivery of any materials, which might result in any such lien, give to Landlord written notice of its (or any Subtenant's) intention to perform such work or obtain such materials in sufficient time to enable the posting of such notices.

                                  Article 7.
                     INSURANCE, EXONERATION AND INDEMNITY
                     ------------------------------------

     7.01  Liability Insurance
           -------------------

     Tenant shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury or personal advertising injury, and property damage based upon, involving, or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Ten Million Dollars and No Cents ($10,000,000.00) per occurrence. Such insurance shall be with an "Additional Insured-Managers or Landlords of Property" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke, or fumes from a hostile fire. Such policy shall not contain any intra-insured exclusions as between insured persons or entities, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of insurance required by this Lease or otherwise carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. During the construction, alteration, or repair of any improvements on the Premises, the party contracting for said construction shall provide and maintain workers' compensation and employers' liability insurance covering all persons employed in connection with such construction, alteration, or repair and with respect to whom death or personal injury claims could be asserted against Landlord, Tenant, or the Premises.

     7.02  Property Insurance
           ------------------

           (a)  Building and Improvements.  Tenant shall obtain and keep in
                -------------------------
force during the Term a policy or policies of insurance in the name of Landlord, with loss payable to Landlord insuring against damage to, or destruction of any improvements comprising the Premises, together with all fixtures, machinery and equipment therein and thereon. The amount of such insurance shall be equal to the full replacement cost of the improvements comprising the Premises, as such cost shall change from time to time, or such greater amount as may be required pursuant to Applicable Laws. Such policy or policies shall insure against all risks of direct physical loss or damage (including, if mutually approved of by Landlord and Tenant, the perils of flood and/or earthquake; provided, however, that Tenant shall consent to Landlord's request to carry such insurance if Landlord reasonably determines, from time to time, taking into account Tenant's financial condition, that the value of minimizing the risk of loss outweighs the financial burden of carrying such insurance), including, without limitation, coverage for any additional costs resulting from debris removal and coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any Applicable Law as the result of a covered cause of loss. Such policy or policies shall also contain an agreed valuation provision (in lieu of any coinsurance clause), and waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Five Thousand Dollars and No Cents ($5,000.00) per occurrence, and Tenant shall be liable for such deductible amount in the event of an insured loss.

           (b)  Rental Value.  Tenant shall, in addition, obtain and keep in
                ------------
force during the Term (or if only available to Landlord, reimburse Landlord) for the costs of a policy or policies in the name of Landlord, with loss payable to Landlord, insuring the loss of the Monthly Rent for one (1) year. Such insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one (1) full year's loss of rental revenues from the date of any such loss. Such insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Monthly Rent otherwise payable by Tenant, for the next one (1) year. Tenant shall be liable for any deductible amount in the event of such loss. Tenant shall also obtain business interruption insurance, in form and substance reasonably acceptable to Landlord.

     7.03  Tenant's Property Insurance
           ---------------------------

     Tenant, at its sole cost, shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property in, on, under, or about the Premises similar in coverage to that carried under Paragraph 7.2 hereof. Such insurance shall be full replacement cost coverage with a deductible of not to exceed Five Thousand Dollars and No Cents ($5,000.00) per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property.

     7.04  Landlord's Insurance. Landlord, at its expense, may obtain and keep
           --------------------
in force during the Term of this Lease a blanket policy of public liability insurance covering the Premises.

     7.05  Insurance Policies. Insurance required hereunder shall be kept in
           ------------------
companies duly licensed to transact business in the State of California and maintaining during the policy term a "General Policyholders Rating" of at least A, VIII or other rating as may be required by Landlord, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article. With respect to insurance required of Tenant hereunder, Tenant shall cause to be delivered to Landlord certified copies of policies of insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or else Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If Tenant shall fail to procure and maintain the insurance required to be carried by Tenant under this Article, Landlord may, but shall not be required to, procure and maintain such insurance, but at Tenant's expense.

     The insurance provided for herein may be brought within the coverage of a so-called "blanket" policy or policies of insurance carried and maintained by Tenant if (i) Landlord and, if requested by Landlord, any mortgagee of Landlord shall be named as additional insureds or loss payees thereunder as required in this Article 7, (ii) the coverage afforded Landlord and Tenant shall not be reduced or diminished by reason of the use of such "blanket" policy or policies and (iii) all of the other requirements set forth in this Article VII are satisfied.

     7.06  Waiver of Subrogation
           ---------------------

     To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waives any right to recover against the other (a) damages for injury to or death of persons, (b) damages to property, (c) damage to the Premises or any part thereof, and (d) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and/or claims are covered (then only to the extent of such coverage) by insurance actually carried, or required by this Lease to be carried, by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation in any insurer. Each party shall cause each insurance policy obtained by it to permit such waiver of subrogation or to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy. If any insurance policy cannot be obtained permitting or providing for a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurers issuing policies not permitting or providing for a waiver of subrogation, the party undertaking to obtain such insurance shall notify the other party in writing of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with an insurer that is reasonably satisfactory to the other party and that will carry the insurance permitting or providing for a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved during the policy period of such insurance, but such obligation shall revive (subject to the provisions of this Section 0) upon the expiration of such policy period.

     7.07  Exoneration and Indemnity
           -------------------------

     (a) Tenant shall indemnify Landlord and its Affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other costs of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly arising out of or related to): (i) any failure by Tenant to perform any material obligation to be performed by Tenant under the terms of this Lease; or (ii) any wrongful act, wrongful omission, negligence or wilful misconduct of Tenant or any of its agents, employees, representatives, officers, directors or independent contractors. If any action or proceeding is brought against Landlord or any of its Affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Tenant, upon Landlord's request, shall defend the same by counsel reasonably satisfactory to Landlord, at Tenant's expense.

     (b) Landlord shall indemnify Tenant and its affiliates, and each of their respective agents, contractors, officers, shareholders and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, settlements, causes of action, suits, costs and expenses (including reasonable attorneys' fees and other cost of investigation and defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to (or allegedly or arising out of or related to): (i) any failure by Landlord to perform any material obligation to be performed by Landlord under the terms of this Lease; or (ii) any wrongful act, wrongful omission, negligence or misconduct of Landlord or any Affiliate of Landlord or any of its or their agents, employees, representatives, officers, directors or independent contractors. If any action or proceeding is brought against Tenant or any of its affiliates (or any of their respective agents, contractors, officers, shareholders or employees) by reason of any such claim, Landlord upon Tenant's request, shall defend the same by counsel satisfactory to Tenant at Landlord's expense.

                                  Article 8.

                     ASSIGNMENT, SUBLETTING, HYPOTHECATION
                     -------------------------------------

  8.01  Consent Required
        ----------------

  Except as hereinafter provided in this Article 8, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, pledge, hypothecate or otherwise encumber or transfer (collectively, a "Transfer") all or any part of Tenant's interest in this Lease or in the Premises or sublet the whole or any part of the Premises, or permit any other person, firm or corporation (a "Subtenant") to occupy by license, concession or otherwise any portion of the Premises (collectively, a "Subletting"), without first obtaining in each and every instance the prior written consent of Landlord. Any Transfer or further subletting by a Subtenant shall be considered a Subletting or Transfer hereunder and shall require the prior written consent of Landlord. Express as expressly set forth in Section 8.02, consent to any type of Transfer may be withheld in Landlord's sole discretion.

  Any purported Transfer or Subletting without Landlord's prior written consent shall be null and void and have no force or effect whatever and shall constitute an incurable breach of this Lease.

  8.02  Indirect Transfers
        ------------------

  If, at any time during the Term, Tenant is a partnership, the death, insolvency, withdrawal, substitution, addition or change in the identity of any general partner of Tenant (including, without limitation, any transfer of any stock of any corporation which is a partner of Tenant) following the date such partnership becomes the Tenant hereunder shall be deemed a Transfer within the meaning of this Lease. If, at any time during the Term, Tenant is a corporation, the transfer of the stock of Tenant to any person who is not as of the date hereof a shareholder of Tenant shall be considered a Transfer for purposes of this Lease whether such change occurs by reason of transfer, redemption, issuance of additional stock, operation of law, or any other cause whatever. Tenant may not transfer any stock if the proposed transferee is not compatible with the licensing, permitting, regulatory and other governmental restrictions applicable to Tenant, Landlord or Landlord's Affiliates. Tenant represents and warrants that Leo Chu owns One Hundred Percent (100%) of the issued and outstanding stock of Tenant. In the event of the death of Leo Chu during the term of this Lease, Landlord shall not unreasonably withhold its consent to the transfer of the stock of Tenant, provided that the proposed transferee otherwise meets the requirements set forth in this Section 8.02.

  8.03  Obligations of Transferees and Subtenants
        -----------------------------------------

  (a) Each person or entity obtaining ownership of Tenant's interest in this Lease, or any portion thereof, by reason of a Transfer (a "Transferee"), shall unqualifiedly agree in writing, for the benefit of Landlord, to perform all of the obligations of Tenant under this Lease. Such agreement shall be in form and substance satisfactory to Landlord and shall be delivered to Landlord no later than the date of such Transfer.

  (b) In connection with any Subletting, Tenant shall use only such form of agreement with a Subtenant concerning such Subletting (a "Sublease") as shall have been approved, as to form and substance, by Landlord, acting reasonably and after approval, such Sublease shall not be amended or modified in any material respect without the prior written consent of Landlord. Each Subtenant shall, by reason of having entered into such Sublease, be deemed to have agreed, for the benefit of Landlord (i) to the provisions specified in Section 0 hereof, and
(ii) to comply with each and every obligation to be performed by Tenant hereunder (specifically including Section 0 hereof and this Article 8), except
(i) Tenant's obligation to pay Rent to Landlord; and (ii) the minimum policy limits of any insurance to be carried by a Subtenant. Concurrently with any Subletting, Tenant shall provide Landlord with written notice of the name and address of any Subtenant for the purpose of giving notices to such Subtenant.

  8.04  Continued Liability; No Waiver
        ------------------------------

  Any consent to any Transfer or Subletting which may be given by Landlord shall not constitute a waiver by Landlord of the provisions of this Article, or a consent to any other or further Transfer or Subletting, or, in the event of a Subletting, a release of Tenant from primary liability for the full performance by it of the provisions of this Lease. Notwithstanding any Subletting, Tenant shall continue to be liable for the full performance of each and every obligation under this Lease to be performed by Tenant, regardless of whether Tenant is in possession of the Premises or has any power or legal ability to perform such obligations. Notwithstanding any Transfer (or multiple Transfers) the person named herein as Tenant (and any Transferee) shall continue to be primarily liable in any and all events for the full performance of each and every obligation under this Lease to be performed by Tenant, and the obligations under this Lease of the person named herein as Tenant and any and all Transferees shall be joint and several.

  8.05  Transfer of Landlord's Interest.  The term "Landlord" as used herein
        -------------------------------
shall mean and include only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer, assignment or other conveyance or transfers of any such title to any party other than an Affiliate, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises and/or this Lease without Tenant's consent and such transfer or subsequent transfer shall not be deemed a violation by Landlord of any of the terms and conditions hereof.

  8.06  Limitation on Landlord's Interest as to Transferees.  Neither Landlord
        ---------------------------------------------------
nor any assignee or transferee shall have the right to in any way participate in the operation or ownership of the Card Club or in any way receive a financial interest in or exercise influence over the

Card Club until: (i) the laws of the State of California allow the Card Club to be owned or operated by a public company; or (ii) the State of California Department of Justice specifically permits such transferee or assignee to act in such a manner with respect to the Card Club, whether or not such transferee or assignee is eligible for gaming registration at the time of such transfer, assignment, or conveyance. Pursuant to this Section 8.06, Landlord shall expressly state, in any document which transfers, assigns or conveys any of its rights, title or interest to this Lease, that no assignee or transferee shall have the right to participate in the ownership or operation of the Card Club or in any way obtain a financial interest and/or exercise any influence over the Card Club until: (i) the laws of the State of California provide that the Card Club may be owned or operated by a public company; or (ii) the State of California Department of Justice specifically permits such transferee or assignee to act in such a manner with respect to the Card Club, whether or not such transferee or assignee is eligible for gaming registration at the time of such transfer, assignment, or conveyance. Nothing in this Section 8.06 shall be deemed to change or alter any provision of this Lease or require that any party's rights hereunder be changed or altered upon Landlord's transfer or conveyance of its right, title or interest herein except as expressly stated above.

                                  Article 9.

                                EMINENT DOMAIN
                                --------------

  9.01  Effect on Lease
        ---------------

  If the Premises or any portion thereof are taken or damaged, including severance damage, under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, or voluntarily conveyed or transferred in lieu of an exercise of eminent domain or while condemnation proceedings are pending (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premises is taken by condemnation that the remainder is unsuitable for Tenant's continued occupancy for the uses and purposes for which the Premises are leased, Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken title or possession, whichever first occurs), to terminate this Lease as of the later of the date the condemning authority takes such title or possession (whichever first occurs) or the date Tenant vacates the Premises; provided, however, that if Landlord disagrees with Tenant's determination that the portion of the Premises remaining after condemnation is unsuitable for Tenant's occupancy, such controversy shall be settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. In the event that less than all of the Premises shall be taken by condemnation and Tenant does not elect to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Monthly Rent and applicable Additional Rent shall be reduced in the same ratio that the floor area of the portion of the Premises taken by such condemnation bears to the floor area of the Premises immediately before such condemnation.

  9.02  Award
        -----

  In the event of any Taking, whether whole or partial, Landlord and Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

  9.03  Rebuilding
        ----------

  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the severance damages applicable to the building of which the Premises are a part actually received by Landlord and Tenant in connection with such condemnation, and subject to the provisions of any Landlord's mortgage concerning the application of condemnation proceeds, cause such restoration and repair to the remaining portion of the Premises to be done as may be necessary to restore them to an architectural and usable whole reasonably suitable for the conduct of the business of Tenant.

                                  Article 10.

                     TENANT'S BREACH; LANDLORD'S REMEDIES
                     ------------------------------------

  10.01  Tenant's Breach
         ---------------

  The occurrence of any one of the following events shall constitute an "Event of Default" and a breach of this Lease by Tenant:

  (a) The failure by Tenant to make any payment of Monthly Rent, Additional Rent or other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant.

  (b) The failure by Tenant to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Tenant, other than as specified in subsections (a) and (d) of this Section 0, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be in default if Tenant shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

  (c)  The abandonment of the Premises by Tenant.

  (d) The failure by Tenant to remain fully licensed as a "card club operator" in good standing at all times during the Term of this Lease which failure shall continue for a period of five (5) days.

  (e) The appointment by any court of a receiver, interim trustee or trustee to take possession of any asset or assets of Tenant, said receivership or trusteeship remaining undischarged for a period of sixty (60) days.

  (f)  A general assignment by Tenant for the benefit of creditors.

  (g) The filing of a voluntary petition by Tenant in bankruptcy or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors.

  (h) The filing against Tenant of an involuntary petition or any other petition under any section or chapter of the Bankruptcy Code or any similar law, whether state, federal or foreign, for the relief of debtors by the creditors of Tenant, said petition remaining undischarged for a period of sixty (60) days.

  (i) The attachment, execution or judicial seizure of all or any part of the properties and assets of Tenant, such attachment, execution or other seizure remaining undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

  (j) The admission in writing by Tenant of its inability to pay its respective debts or perform its obligations as they become due.

  (k) The calling of a meeting of the creditors representing a significant portion of the unsecured liabilities of Tenant for the purpose of effecting a moratorium, extension, composition or any of the foregoing.

  (l)  The occurrence of any of the events specified in subsections (e) through
(l), inclusive, with respect to any general partner of Tenant (if Tenant is a partnership) or any guarantor of Tenant's obligations under this Lease.

  (m) The occurrence of a default not cured within the applicable cure period, under that certain Management Agreement with respect to the operation of the Hotel, between Landlord and Tenant, of even date herewith.

  (n) The occurrence of any event which expressly constitutes an incurable breach of this Lease.

  The notices specified in subsections (a) and (b) of this Section 0 shall be in lieu of, and not in addition to, any notices required under California Code of Civil Procedure Section 1161 or any successor statute.

  10.02  Landlord's Remedies
         -------------------

  In the event of an Event of Default under Section 0 then Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

  (a) Landlord shall have the right to terminate this Lease and Tenant's right to possession of the Premises by giving written notice of termination to Tenant. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease or Tenant's right to possession of the Premises. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that the damages Landlord shall be entitled to recover under this Lease shall include without limitation:

          (i) The worth, at the time of award, of the unpaid Rent that has been earned at the time of the termination of this Lease;

          (ii) The worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

          (iii) The worth, at the time of award, of the amount by which the unpaid Rent for the balance of the stated term hereof (determined without regard to the termination of this Lease for Tenant's breach) after the time of award exceeds the amount of the loss of Rent that Tenant proves could be reasonably avoided; and

          (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's breach, including, but not limited to, the costs and expenses (including attorneys' fees, court costs, advertising costs and brokers' commissions) of recovering possession of the Premises, removing persons or property therefrom, placing the Premises in good order, condition and repair, preparing and altering the Premises for reletting and all other costs and expenses of reletting.

  "The worth, at the time of award," as used in subparagraphs (i) and (ii) above shall be computed by allowing interest at the Agreed Rate. "The worth at the time of award," as referred to in subparagraph (iii) above shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The terms "Rent" and "Rents" as used in this Section 0 shall include the Monthly Rent, and all Additional Rent and all other fees and charges required to be paid by Tenant pursuant to the provisions of this Lease.

  (b) Even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover all Rents as they become due hereunder. Tenant's right to possession of the Premises shall not be deemed to have been terminated by Landlord unless express written notice to such effect is given by Landlord to Tenant, and Tenant's right to possession of the Premises shall in no event be deemed terminated without such notice on account of acts of maintenance or preservation of or efforts to relet the Premises by Landlord or by reason of the appointment of a receiver upon the initiative of Landlord.

  10.03  Right to Cure Tenant's Default
         ------------------------------

  If, after the expiration of any cure or notice period, Tenant has failed to do any act required to be done by Tenant hereunder, Landlord may (but without being obligated to do so) cure such failure at Tenant's cost. If Landlord at any time, by reason of Tenant's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum, together with interest thereon, shall be Additional Rent hereunder.

  10.04  Landlord's Remedies Not Exclusive
         ---------------------------------

  The several rights and remedies herein granted to Landlord shall be cumulative and in addition to any others to which Landlord is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Landlord may have and shall not be deemed a waiver of any of Landlord's rights or remedies or to be a release of Tenant from any of Tenant's obligations, unless such waiver or release is expressed in writing and signed by Landlord.

  10.05  Right to Rents, Issues and Profits
         ----------------------------------

  In the event this Lease is terminated pursuant to the provisions of this
Article 10, all of the right, title, estate and interest of Tenant in and to (a) the Premises; (b) all rents, issues and profits of the Premises whether then accrued or to accrue; (c) all insurance policies and all insurance monies paid or payable to Tenant with respect to the Premises, any property thereon and any business conducted thereon; and (d), at the election of Landlord, all Subleases then in existence for any part or parts of the Premises, shall, without compensation being paid therefor, pass unto and vest in and become the property of Landlord, free of any trust or claim thereto by Tenant. Tenant hereby assigns to Landlord all subrents and other sums falling due from Subtenants during any period in which Landlord has the right under this Lease, whether exercised or not, to reenter the Premises upon Tenant's breach of this Lease, and Tenant shall not have any right, interest or claim in or to such sums during any such period. By its acceptance of an interest subject to this Lease, each Subtenant shall be deemed to have agreed, and Tenant shall require each Subtenant to expressly agree in writing (i) upon receipt of written notice from Landlord that Tenant has breached this Lease, to make all payments of subrents directly to Landlord, which payments shall be received by Landlord without any liability or obligation to such Subtenant or otherwise (except to credit such payments against the rents and other sums due under this Lease from Tenant), and
(ii) at the election of Landlord in its sole discretion, to attorn to Landlord in the event this Lease is terminated as the result of Tenant's breach.

  Each Sublease shall terminate upon the termination of this Lease for Tenant's breach unless Landlord shall expressly elect by written notice to the Subtenant thereunder to continue such Sublease in effect following a termination of the Lease. Neither Landlord's consent to such Sublease, nor Landlord's receipt of subrents from the Subtenant thereunder, nor any other act or omission by Landlord other than Landlord's express written election to keep such Sublease in effect following termination of this Lease, shall be construed as a consent to the continued use or occupancy of the Premises by the Subtenant thereunder following the termination of this Lease for Tenant's breach.

  10.06  Receipt of Rents
         ----------------

  Landlord's acceptance of full or partial payment of Rent following any Event of Default shall not constitute a waiver of such Event of Default.

                                  Article 11.

                     LANDLORD'S DEFAULT; TENANT'S REMEDIES
                     -------------------------------------

  11.01  Landlord's Default
         ------------------

  The failure by Landlord to observe or perform any of the material covenants or obligations under this Lease to be observed or performed by Landlord where such failure shall continue for a period of thirty (30) days after written notice thereof from Tenant to Landlord shall constitute a default of this Lease by Landlord; provided, however, that if the nature of such failure is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be in default if Landlord shall commence such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

  11.02  Tenant's Remedies
         -----------------

  In the event of Landlord's default under Section 11.01 after the expiration of any applicable cure period, in addition to any other rights or remedies it may have at law, in equity or otherwise, Tenant, acting reasonably, shall have the right but not the obligation to cure Landlord's default, at Landlord's expense. If Tenant at any time, by reason of Landlord's failure to comply with the provisions of this Lease, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant, at Tenant's option, shall be offset against future Rent or shall be due immediately from Landlord to Tenant at the time the sum is paid and, if paid at a later date, shall bear interest at the Agreed Rate from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord.

  11.03  Tenant's Remedies Not Exclusive
         -------------------------------

  The several rights and remedies herein granted to Tenant shall be cumulative and in addition to any others to which Tenant is or may be entitled by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies which Tenant may have and shall not be deemed a waiver of any of Tenant's rights or remedies or to be a release of Landlord from any of Landlord's obligations, unless such waiver or release is expressed in writing and signed by Tenant.

  11.04  Payment of Rents
         ----------------

  Tenant's payment of full or partial payment of Rent following any default of Landlord under this Lease shall not constitute a waiver of such default.

                                  Article 12.

                        MORTGAGE OF LANDLORD'S INTEREST
                        -------------------------------

  12.01  Subordination
         -------------

  The rights of Tenant hereunder shall be subject and subordinate to the lien or interest of any Landlord's mortgage. Landlord shall use its reasonable efforts to cause the holder thereof to execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to Tenant.

  12.02  Tenant's Obligations With Respect to Landlord's Mortgage
         --------------------------------------------------------

  Tenant shall at any time and from time to time, upon not less than twenty (20) days' prior written request by Landlord, deliver to Landlord either or both of the following:

  (a) Such financial information concerning Tenant and Tenant's operations as reasonably may be required by any mortgagee or prospective mortgagee under any Landlord's mortgage; provided, however, that any such financial information shall be required and used only for bona fide business reasons related to such mortgage or the obtaining thereof; and

  (b) An executed and acknowledged instrument amending this Lease in such respect as may be reasonably required by any mortgagee or prospective mortgagee under any Landlord's mortgage; provided, however, that any such amendment shall not materially alter or impair any of the rights and remedies of Tenant under this Lease.

  12.03  Definition of Landlord's Mortgage and Landlord's Mortgagee
         ----------------------------------------------------------

  As used in this Lease, the term "Landlord's mortgage" refers to each mortgage or deed of trust which may in the future encumber, the Premises or any part thereof, and each lease of which Landlord is the lessee which covers, or may in the future cover, the Premises or any part thereof. As used in this Lease, the terms "Landlord's mortgagee" and "mortgagee of Landlord" include the mortgagee, or bondholder under each such mortgage, the beneficiary under each such deed of trust and the lessor under each such lease.

                                  Article 13.

                              OPERATING EXPENSES
                              ------------------

  13.01  Definitions
         -----------

  (a) "Operating Expenses" shall include all expenses and costs of every kind and nature (including without limitation, payments to independent contractors) which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Premises and surrounding property and supporting facilities, and additional facilities (as such additional facilities may be determined by Landlord to be reasonably necessary in subsequent years), including, without limitation: (i) all Tax Costs; (ii) all Insurance Costs;
(iii) any deductible portion of an insured loss occurring to the Premises; (iv) expenses payable for the Premises under any reciprocal easement agreement or other expense sharing arrangement with adjacent property owner(s); and (v) all other expenses incurred by Landlord in connection with the Premises.

  (b) As used herein, the term "Insurance Costs" shall mean and refer to all insurance premiums paid by Landlord with respect to insuring the Premises or any portion thereof or the interest of Landlord or any mortgagee of Landlord therein, including, without limitation, premiums for fire, extended coverage, earthquake, business interruption, loss of rents and liability insurance, and any other insurance which Landlord deems necessary or advisable.

  (c) As used herein, the term "Tax Costs" shall mean and refer to all real estate taxes, personal property taxes, privilege taxes, gross income taxes assessed on the income of the Card Club, excise taxes, gross sales or use taxes, water charges, sewer charges, assessments (including, but not limited to, assessments for public improvements or benefits) and all other governmental taxes, fees, impositions and charges of every kind and nature, whether or not now customary or within the contemplation of the parties hereto, which shall be or become due and payable under or by virtue of any law, statute, ordinance, regulation or other requirement of any governmental authority, whether federal, state, county, city, municipal or otherwise, (i) which shall be levied, assessed or imposed upon Landlord or the owner of the Premises, or (ii) which shall be or become liens upon or against the Premises or any portion thereof, or any interest of Landlord or Tenant, or (iii) which shall be levied, assessed or imposed or shall be or become liens upon or against any personal property used in connection with the Premises or (iv) which shall be levied or imposed upon or with respect to the ownership, possession, leasing, operation, management, maintenance, improvement, alteration, repair, use or occupancy of the Premises or any portion thereof. Landlord and Tenant recognize that there may be imposed new forms of taxes, assessments, charges, levies or fees, or there may be an increase in certain existing taxes, assessments, charges, levies or fees placed on, or levied in connection with the ownership, leasing, occupancy or operation of the Premises and its facilities. All such new or increased taxes, assessments, charges, levies or fees which are imposed or increased, including, but not limited to, any taxes, assessments, charges, levies and fees assessed or imposed due to the existence of this Lease or for the purpose of funding services or special assessment districts theretofore funded by real property taxes, shall also be included within the meaning of "Tax Costs" as used herein. "Tax Costs" shall also include any costs incurred in negotiating or contesting any of the foregoing taxes, fees, impositions and charges. "Tax Costs" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord.

  13.02  Survival.  Any sum payable by Tenant under this Article 13 which would
         --------
not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain when this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount in known.

                                  Article 14.

                            TAXES AND OTHER CHARGES
                            -----------------------

  14.01  Tenant's Taxes
         --------------

  Tenant agrees that it will pay and discharge, punctually as and when the same shall become due and payable without penalty, all personal property taxes, excise taxes and all other governmental taxes, fees, impositions and charges payable by Tenant of every kind and nature, whether or not now customary or within the contemplation of the parties hereto, which shall be or become due and payable under or by virtue of any law, statute, ordinance, regulation or other requirement of any governmental authority, whether federal, state, county, municipal or otherwise (all of such taxes, charges, assessments and other governmental impositions being hereinafter collectively referred to as "Tenant's Tax" or "Tenant's Taxes") which shall be levied, assessed or imposed, or shall be or become liens, upon or against any personal property of Tenant or any interest of Tenant therein or under this Lease.

  Notwithstanding the foregoing provisions of this Section 14.01, nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord or any net income or excess profits tax which is in fact personal to Landlord.

                                  Article 15.

                          UTILITY AND OTHER SERVICES
                          --------------------------

  15.01  Utility Charges
         ---------------

  Tenant shall make application and otherwise arrange, and pay or cause to be paid all charges for water, sewer, gas, electricity, light, power, telephone and any other utility services used in or on or supplied to or for the Premises, or any part thereof.

  15.02  Compliance With Governmental Regulations
         ----------------------------------------

  Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local government agencies or utility suppliers concerning the use of utility services, including any rationing, limitation, or other control. Landlord may cooperate voluntarily in any reasonable manner with the efforts of all governmental agencies or utility suppliers in reducing consumption of energy or other resources. Tenant shall not be entitled to terminate this Lease nor to any reduction or abatement of Rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules, regulations and requirements which Landlord may prescribe in order to maximize the efficiency of the HVAC system and all other utility systems.

  15.03  Security; Landlord Nonresponsibility; Indemnity
         -----------------------------------------------

  Tenant expressly agrees that Tenant shall have the sole responsibility for providing surveillance and security relating to the Premises and the persons therein and the activities conducted in and about Premises, including, without limitation, surveillance necessary to maintain the integrity of the casino activities, and Landlord shall have no responsibility with respect thereto. Under no circumstances, and in no event, shall Landlord be liable to Tenant, any Subtenant or any other person by reason of any theft, burglary, robbery, assault, trespass, arson, unauthorized entry, vandalism, or any other act of any person (other than a duly authorized agent of Landlord) occurring in or about the Premises, and Tenant shall indemnify Landlord and its agents, contractors and employees and hold each of them harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other costs of investigation or defense) which they may suffer or incur by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

                                  Article 16.

                              GENERAL PROVISIONS
                              ------------------

  16.01  Estoppel Certificates
         ---------------------

  Either party shall, without charge, at any time and from time to time, within ten (10) business days after request by the other party, deliver a written certificate duly executed and acknowledged, certifying to the requesting party, or any other person or entity specified by the requesting party:

  (a) That this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification;

  (b) Whether or not to the knowledge of the certifying party there are then existing any offsets or defenses in favor of such party against the enforcement of any of the terms, covenants and conditions of this Lease and, if so, specifying the same, and also whether or not to the knowledge of the certifying party, the requesting party has observed and performed all of the terms, covenants and conditions on its part to be observed and performed, and, if not, specifying the same;

  (c) The dates to which Monthly Rent, Additional Rent and all other charges hereunder have been paid; and

  (d) Any other matter which reasonably relates to the tenancy created hereby and the contractual relationship between Landlord and Tenant.

  The failure of the certifying party to deliver such certificate within five
(5) business days after a second written request shall constitute a default hereunder and shall be conclusive upon Landlord, Tenant and any other person, firm or corporation for whose benefit the certificate was requested, that this Lease is in full force and effect without modification except as may be represented by the requesting party, and that there are no uncured defaults on the part of the requesting party. If the certifying party does not deliver such certificate to the requesting party or such person designated by the requesting party within such 10-day period, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting from the certifying party's failure to timely deliver such certificate. If the certifying party makes any false statement or claim in any such certificate, the certifying party shall be liable to the requesting party for all damages, losses, costs and expenses proximately resulting therefrom.

  16.02  Landlord's Right of Entry
         -------------------------

  Provided that Landlord does not unreasonably interfere with the operation of Tenant's business on the Premises, Landlord and its agents shall have the right:

  (a) To display the Premises to prospective tenants. If Tenant vacates the Premises prior to the expiration of the Term, Landlord, at its sole cost and expense, may from and after Tenant's vacation decorate, remodel, repair, alter, improve or otherwise prepare the Premises for reoccupancy.

  (b) To enter the Premises at any reasonable time for inspections, to exhibit the Premises to others, such as prospective purchasers and insurance, building and lender's inspectors, to perform its obligations under this Lease and for any purpose whatsoever reasonably related to the safety, protection or preservation of the Premises or Landlord's interest therein, without being deemed guilty of an eviction or disturbance of Tenant's use and possession, provided that Landlord shall not unreasonably interfere with Tenant's business operation.

  Tenant shall deliver to Landlord all keys necessary to unlock all of the doors in, on or about the Premises, except Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper in order to obtain entry in an emergency.

  16.03  Waiver
         ------

  No waiver of any breach of any covenant or condition herein contained shall be effective unless such waiver is in writing, signed by the aggrieved party and delivered to the breaching party. The waiver by the aggrieved party of any such breach or breaches, or the failure by the aggrieved party to exercise any right or remedy in respect of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition nor bar any right or remedy of the aggrieved party in respect of any such subsequent breach. The receipt of any Rent after the expiration of any cure period provided for in this Lease (regardless of any endorsement on any check or any statement in any letter accompanying any payment of Rent) by Landlord shall not operate as an accord and satisfaction or a waiver of the right of Landlord to enforce the payment of Rents previously due or as a bar to the termination of this Lease or the enforcement of any other remedy for default in the payment of such Rents previously due, or for any other breach of this Lease by Tenant.

  16.04  Surrender of Premises; Holding Over
         -----------------------------------

  Subject to Landlord's obligations to maintain and repair the Premises, Tenant agrees on the last day of the Term or on the earlier termination of this Lease to surrender the Premises, in good order, condition and repair, reasonable wear and tear excepted.

  If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant agrees to and shall indemnify and hold harmless Landlord from and against any loss or liability, including costs and attorneys' fees, resulting from such failure to surrender the Premises, including but not limited to, any claims made by, or loss of rent from, any succeeding tenant based on or resulting from such failure to surrender. Nothing contained herein shall be construed as a consent to Tenant's occupancy or possession of the Premises beyond the expiration or earlier termination of this Lease.

  16.05  Notices
         -------

  Wherever in this Lease one party to this Lease is required or permitted to give or serve a notice, statement, request or demand to or on the other, such notice, statement, request or demand shall be given or served upon the party to whom directed in writing and shall be delivered personally or forwarded by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord or Tenant, as the case may be, at the address of that party set forth below with copies to be sent concurrently as follows:

  If to Tenant:               California Casino Management, Inc.
                              Radisson Crystal Park Hotel and Casino
                              123 E. Artesia Boulevard
                              Crystal Park, CA  90220
                              Attention:  Leo Chu

  With a copy to:             Michael C. Baum, Esq.
                              Tucker & Baum
                              228 South Beverly Drive
                              Beverly Hills, CA  90212
                              Fax:  (310) 246-6622

  If to Landlord:             Crystal Park Hotel and Casino
                              Development Company, LLC
                              c/o HP/Compton, Inc.
                              1050 So. Prairie Ave.
                              Inglewood, CA 90301
                              Attn:  G. Michael Finnigan

  With a copy to:             Sandra G. Kanengiser, Esq.
                              Irell & Manella LLP
                              1800 Avenue of the Stars, Suite 900
                              Los Angeles, CA 90067

  Either party may change its address for notice by written notice given to the other in the manner hereinabove provided. Any such notice, statement, request or demand shall be deemed to have been duly given or served on the date personally delivered or two (2) business days after the date deposited in the United States mail in accordance with this
Section 16.05.

  16.06  Partial Invalidity; Construction
         --------------------------------

  If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be held to be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. This Lease shall be governed by and construed under the laws of the State of California. When required by the context of this Lease, the singular shall include the plural, and the neuter shall include the masculine and feminine.

  16.07  Captions
         --------

  The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

  16.08  Short Form Lease
         ----------------

  At the request of Landlord, Tenant agrees to join in the execution and delivery of a short form memorandum of this Lease to be recorded in the Official Records of Los Angeles County, California. The terms, covenants and conditions of this Lease shall control over any such memorandum. In no event shall Tenant have this Lease recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

  16.09  Brokers' Commissions
         --------------------

  Each party represents and warrants to the other party that it has had no dealings with any broker, finder or agent in connection with the subject matter of this Lease or any of the transactions contemplated hereby. Each party agrees to defend, indemnify and hold harmless the other party from any claim, suit, liability, cost or expense (including attorneys' fees) with respect to brokerage or finder's fees or commissions or other similar compensation alleged to be owing on account of such party's dealings (or alleged dealings) with any real estate broker, agent, finder or other person.

  16.10 Attorneys' Fees
        ---------------

  (a) In the event of any litigation between Landlord and Tenant alleging a breach of this Lease by either party, or seeking a declaration of the rights of the parties hereunder, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

  (b) Each party shall reimburse the other party, upon demand, for all costs and expenses (including attorneys' fees) incurred by such party in connection with any bankruptcy proceeding, or other proceeding under Title 11 of the United States Code (or any successor or similar law) involving the other party.

  16.11  Counterparts
         ------------

  This Lease may be executed in two or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

  16.12  Sole Agreement
         --------------

  This Lease contains all of the agreements of the parties hereto with respect to the matters covered hereby, and no prior agreements, oral or written, or understandings or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in the provisions of this Lease or said agreements.

  16.13  Successors and Assigns
         ----------------------

  Subject to the provisions hereof relative to assignment, this Lease shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, and the terms "Landlord" and "Tenant" shall include the respective successors and assigns of such parties.

  16.14  Time is of the Essence
         ----------------------

  Time is of the essence with respect to the performance or observance of each of the obligations, covenants and agreements of each of Landlord and Tenant under this Lease.

  16.15  Survival of Covenants
         ---------------------

  Except with respect to those conditions, covenants and agreements of this Lease which by their express terms are applicable only to, or which by their nature could only be applicable after, a certain date or time during the term hereof, all of the conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of this Lease. Any obligation arising during the Term of this Lease under any provision hereof, which by its nature would require Landlord and/or Tenant to take certain action after the expiration of the Term or other termination of this Lease, including any termination resulting from the breach of this Lease by Landlord or Tenant, shall be deemed to survive the expiration of the Term or other termination of this Lease to the extent of requiring any action to be performed after the expiration of the Term or other termination hereof which is necessary to fully perform the obligation that arose prior to such expiration or termination.

  16.16  Landlord's Consent or Approval
         ------------------------------

  Where any provision of this Lease requires the consent or approval of Landlord to any action to be taken or of any instrument or document submitted or furnished by Tenant or otherwise, such consent or approval shall not be unreasonably withheld or delayed by Landlord unless such provision entitles Landlord to the discretionary withholding of any such consent or approval required thereby. The consent or approval of Landlord to or of any such act, instrument or document shall not be deemed a waiver of, or render unnecessary, Landlord's consent or approval to or of any subsequent similar or dissimilar acts to be taken or instruments or documents to be submitted or furnished by Tenant hereunder.

  16.17  Joint and Several Obligations
         -----------------------------

  If more than one person or entity is Tenant or Landlord, the obligations imposed on that party shall be joint and several. If either Landlord or Tenant is a partnership, the obligations of each general partner shall be joint and several.

  16.18  No Offer
         --------

  The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord and Tenant.

  16.19  Corporate Resolution
         --------------------

  If Tenant is a corporation, Tenant shall deliver to Landlord, upon execution of this Lease, a certified copy of a resolution of its board of directors authorizing the execution of this Lease and naming the officer or officers who are authorized to execute this Lease on behalf of the corporation.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


        LANDLORD:                  CRYSTAL PARK HOTEL AND CASINO
                                     DEVELOPMENT COMPANY, LLC,
                                   a California limited liability company

                                   By:  HP/COMPTON, INC.,
                                   a California managing member


                                   By:  /s/ G. Michael Finnigan
                                      --------------------------------
                                        G. Michael Finnigan
                                   Title:  Vice President
                                         -----------------------------


        TENANT:                    CALIFORNIA CASINO MANAGEMENT, INC.,
                                   a California corporation

                                   By:        /s/ Leo Chu
                                       -------------------------------
                                              Leo Chu
                                   Title:        President
                                         ---------------------------